EXHIBIT 23.5


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 27, 1998, except for note 12 as to which the date is May 14, 1998, accompanying the consolidated financial statements of The Brown Bank and subsidiary contained in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                         /s/ PORTER KEADLE MOORE, LLP
                                         ----------------------------
                                         PORTER KEADLE MOORE, LLP


Atlanta, Georgia
October 13, 1998